                                                                      EXHIBIT 11


                               XTRA CORPORATION
              STATEMENT OF THE CALCULATION OF EARNINGS PER SHARE
              --------------------------------------------------
          FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 1997 AND 1996
                (MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                     Three Months              Nine Months
                                                         Ended                    Ended
                                                         June 30,                June 30,
                                                     ----------------        ------------------
                                                      1997    1996            1997      1996
                                                     -------  -------        -------    -------
Net Income                                           $     9  $     8        $    29    $    30
                                                     =======  =======        =======    =======
Weighted average number of fully diluted
     common shares outstanding (in thousands)         15,277   15,995         15,288     16,179

Earnings per fully diluted common share              $  0.56  $  0.49        $  1.90    $  1.85
                                                     =======  =======        =======    =======
Computation of Primary Shares Outstanding (in
-----------------------------------------  --
 thousands)
----------

Weighted average common shares outstanding            15,259   15,970         15,270     16,147

Common stock equivalents for primary EPS:                 18       25             15         30
                                                    --------  -------        -------    -------
Weighted average number of common
     shares outstanding (primary)                     15,277   15,995         15,285     16,177
                                                     =======  =======        =======    =======
Computation of Fully Diluted Shares Outstanding
-----------------------------------------------
 (in thousands)
--------------

Weighted average common shares outstanding            15,259   15,970         15,270     16,147

Common stock equivalents for fully diluted EPS:           18       25             18         32
                                                     -------  -------        -------    -------
Weighted average number of common
     shares outstanding (fully diluted)               15,277   15,995         15,288     16,179
                                                     =======  =======        =======    =======

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